Exhibit 99.1

Salesforce Announces Second Quarter Fiscal 2025 Results

SAN FRANCISCO, Calif. - August 28, 2024 - Salesforce (NYSE: CRM), the #1 AI CRM, today announced results for its second quarter fiscal 2025 ended July 31, 2024.

Second Quarter Highlights

•Second Quarter Revenue of $9.33 Billion, up 8% Year-Over-Year ("Y/Y"), up 9% in Constant Currency ("CC"), inclusive of Subscription & Support Revenue of $8.76 Billion, up 9% Y/Y, up 10% Y/Y in CC
•Second Quarter GAAP Operating Margin of 19.1% and non-GAAP Operating Margin of 33.7%
•Current Remaining Performance Obligation of $26.5 Billion, up 10% Y/Y, up 11% Y/Y in CC
•Second Quarter Operating Cash Flow of $0.89 Billion, up 10% Y/Y, and Free Cash Flow of $0.76 Billion, up 20% Y/Y
•Returned $4.3 Billion in the Form of Share Repurchases and $0.4 Billion in Dividend Payments to Stockholders

FY25 Guidance Highlights

•Initiates Third Quarter FY25 Revenue Guidance of $9.31 Billion to $9.36 Billion, up 7% Y/Y
•Maintains Full Year FY25 Revenue Guidance of $37.7 Billion to $38.0 Billion, up 8% - 9% Y/Y and Maintains Full Year FY25 Subscription & Support Revenue Growth Guidance of Slightly Below 10% Y/Y & Approximately 10% in CC
•Updates Full Year FY25 GAAP Operating Margin Guidance to 19.7% and Updates non-GAAP Operating Margin Guidance to 32.8%
•Raises Full Year FY25 Operating Cash Flow Growth Guidance to 23% to 25% Y/Y

“In Q2, we delivered strong performance across revenue, cash flow, margin and cRPO, and raised our fiscal year non-GAAP operating margin and cash flow growth guidance,” said Marc Benioff, Chair and CEO, Salesforce. “With our new Agentforce AI platform, we’re reimagining enterprise software for a new world where humans with autonomous Agents drive customer success together. Salesforce is the only company with the leading apps, trusted data and agent-first platform to deliver this vision at scale and help companies realize the incredible benefits of AI.”

“We continue to deliver disciplined profitable growth and this quarter, operating margins closed at record highs with GAAP operating margin of 19.1%, up 190 basis points year-over-year, and Non-GAAP operating margin of 33.7%, up 210 basis points year-over year.” said Amy Weaver, President and CFO of Salesforce. “Our capital return program remains a priority and we now expect to more than fully offset our dilution from FY25 stock based compensation.”

Guidance

Our guidance includes GAAP and non-GAAP financial measures.

	Q3 FY25 Guidance	Full Year FY25 Guidance
Total Revenue	$9.31 - $9.36 Billion	$37.7 - $38.0 Billion
Y/Y Growth	7%	8 - 9%
FX Impact(1)	None	($100M) Y/Y FX
Subscription & Support Revenue Growth (Y/Y)(2)(3)	N/A	Slightly below 10%, Approx 10% CC
GAAP Operating Margin	N/A	19.7%
Non-GAAP Operating Margin(3)	N/A	32.8%
GAAP Diluted Earnings per Share(3)	$1.41 - $1.43	$6.05 - $6.13
Non-GAAP Diluted Earnings per Share(3)	$2.42 - $2.44	$10.03 - $10.11
Operating Cash Flow Growth (Y/Y)	N/A	23% - 25%
Current Remaining Performance Obligation Growth (Y/Y)	9%	N/A
FX Impact(4)	$100M Y/Y FX	N/A
(1) Revenue FX impact is calculated by taking the current period rates compared to the prior period average rates.
(2) Subscription & Support revenue excludes professional services revenue.
(3) Non-GAAP CC revenue growth, non-GAAP operating margin and non-GAAP Diluted EPS are non-GAAP financial measures. See below for an explanation of non-GAAP financial measures. The Company's shares used in computing GAAP Diluted EPS guidance and non-GAAP Diluted EPS guidance excludes any impact to share count from potential Q3 - Q4 FY25 repurchase activity under our share repurchase program.
(4) Current Remaining Performance Obligation FX impact is calculated by taking the current period rates compared to the prior period ending rates.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY25 Guidance
GAAP operating margin(1)	19.7%
Plus
Amortization of purchased intangibles(2)	4.3%
Stock-based compensation expense(2)(3)	8.4%
Restructuring(2)(3)	0.4%
Non-GAAP operating margin(1)	32.8%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY25.
(3) The percentages shown in the restructuring line have been calculated based on charges associated with the Company's restructuring initiatives. Stock-based compensation expense excludes stock-based compensation expense related to the Company's restructuring initiatives, which is included in the restructuring line.

The following is a per share reconciliation of GAAP diluted EPS to non-GAAP diluted EPS guidance for the next quarter and the full year:

	Fiscal 2025
	Q3	FY25
GAAP diluted earnings per share range(1)(2)	$1.41 - $1.43	$6.05 - $6.13
Plus
Amortization of purchased intangibles	$0.36	$1.66
Stock-based compensation expense	$0.85	$3.26
Restructuring(3)	$0.03	$0.17
Less
Income tax effects and adjustments(4)	$(0.23)	$(1.11)
Non-GAAP diluted earnings per share(2)	$2.42 - $2.44	$10.03 - $10.11
Shares used in computing basic net income per share (millions)(5)	960	964
Shares used in computing diluted net income per share (millions)(5)	972	977
(1) The Company's GAAP tax provision is expected to be approximately 24% for the three months ended October 31, 2024, and approximately 22.0% for the year ended January 31, 2025. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.
(2) The Company's projected GAAP and non-GAAP diluted EPS assumes no change to the value of our strategic investment portfolio as it is not possible to forecast future gains and losses. The impact of future gains or losses from the Company’s strategic investment portfolio could be material.
(3) The estimated impact to GAAP diluted EPS is in connection with the Company's restructuring initiatives.
(4) The Company’s non-GAAP tax provision uses a long-term projected tax rate of 22.0%, which reflects currently available information and could be subject to change.
(5) The Company's shares used in computing GAAP earnings per share guidance and non-GAAP earnings per share guidance excludes any impact to share count from potential Q3 - Q4 FY25 repurchase activity under our share repurchase program.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Management will provide further commentary around these guidance assumptions on its earnings call.

Chief Financial Officer Transition
Amy Weaver has made the decision to step down from her role as President and Chief Financial Officer at Salesforce. She will remain CFO until a successor is appointed. After that time, Amy will be an advisor to the company.

“Amy has been an incredible executive at Salesforce, leading many of the company’s most important strategic and operational initiatives over the last decade. And, she has been an amazing partner to me personally,” said Benioff. “Among her many contributions, Amy oversaw our successful financial transformation over the past several years – which has resulted in unprecedented margin expansion, increased operational excellence, and financial discipline across our organization. We are grateful that Amy’s transition period will allow us to conduct a thoughtful search for our next CFO, and we expect this to be a seamless transition.”

“My time at Salesforce has been an amazing journey, and it’s been a privilege to work alongside such a talented, dedicated and compassionate team,” said Weaver. “I’m especially proud of our work to drive increased profitability and productivity and introduce an enhanced capital return program, all while keeping our customers and our values as our north star. I am confident that Salesforce is well-positioned to accelerate its success in this next chapter.”

Product Releases and Enhancements
Three times a year Salesforce delivers new product releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments made over multiple years, designed to help customers drive cost savings, boost efficiency, and build trust.

To view our major product releases and other highlights as part of the Summer 2024 Product Release, visit: www.salesforce.com/products/summer-24-release.

Environmental, Social, and Governance (ESG) Strategy
To learn more about our latest initiatives and priorities, review our Stakeholder Impact Report: https://salesforce.com/stakeholder-impact-report.

Quarterly Conference Call
Salesforce plans to host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce is the #1 AI CRM, empowering companies to connect with their customers in a whole new way through the power of CRM + AI + Data + Trust on one unified platform: Einstein 1. For more information visit: www.salesforce.com (NYSE: CRM).

Mike Spencer
Salesforce
Investor Relations
investor@salesforce.com

Carolyn Guss
Salesforce
Public Relations
415-536-4966
pr@salesforce.com

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company's financial and operating results and guidance, which include, but are not limited to, expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, earnings per share, operating cash flow growth, operating margin, expected revenue growth, expected foreign currency exchange rate impact, expected current remaining performance obligation growth, expected tax rates or provisions, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, strategic investments, expected restructuring expense or charges and expected timing of product releases and enhancements. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results or outcomes could differ materially and adversely from those expressed or implied by our forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with:
•our ability to maintain sufficient security levels and service performance, avoid downtime and prevent, detect and remediate performance degradation and security breaches;
•our ability to secure sufficient data center capacity;
•our reliance on third-party infrastructure providers, including hardware, software and platform providers and the organizations responsible for the development and maintenance of the infrastructure of the Internet;
•uncertainties regarding AI technologies and their integration into our product offerings;
•our ability to achieve our aspirations, goals and projections related to our environmental, social and governance (“ESG”) initiatives;
•the effect of evolving government regulations, including those related to our industry and providing services on or accessing the Internet, and those addressing ESG matters, data privacy, cybersecurity, cross-border data transfers, government contracting and procurement, and import and export controls;
•current and potential litigation and regulatory investigations involving us or our industry;

•our ability to successfully expand or introduce new services and product features, including related to AI and Agentforce;
•our ability to successfully complete, integrate and realize the benefits from acquisitions or other strategic transactions;
•uncertainties regarding the pace of change and innovation and our ability to compete in the markets in which we participate;
•our ability to successfully execute our business strategy and our business plans, including efforts to expand internationally and related risks;
•our ability to predict and meet expectations regarding our operating results and cash flows, including revenue and remaining performance obligation, including as a result of the seasonal nature of our sales cycle and the variability in our results arising from the accounting for term license revenue products and some complex transactions;
•our ability to predict and limit customer attrition and costs related to those efforts;
•the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions;
•our real estate and office facilities strategy and related costs and uncertainties;
•the performance of our strategic investment portfolio, including fluctuations in the fair value of our investments;
•our ability to protect our intellectual property rights;
•our ability to maintain and enhance our brands;
•uncertainties regarding the valuation and potential availability of certain tax assets;
•the impact of new accounting pronouncements and tax laws;
•uncertainties affecting our ability to estimate our tax rate, including our tax obligations in connection with potential jurisdictional transfer of intellectual property;
•uncertainties regarding the effect of geopolitical events, inflationary pressures, market and macroeconomic volatility, financial institution instability, changes in monetary policy, foreign currency exchange rate and interest rate fluctuations, a potential shutdown of the U.S. federal government and climate change, natural disasters and actual or threatened public health emergencies on our workforce, business, and operating results;
•uncertainties regarding the impact of expensing stock options and other equity awards;
•the sufficiency of our capital resources, including our ability to execute our share repurchase program and declare future cash dividends;
•our ability to comply with our debt covenants and lease obligations; and
•uncertainties regarding impacts to our workforce and workplace culture, such as those arising from our current and future office environments or remote work policies or our ability to realize the expected benefits of the restructuring plan.

Further information on these and other factors that could affect the Company’s actual results or outcomes is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the Company’s website at http://investor.salesforce.com/financials/.
Salesforce, Inc. assumes no obligation and does not intend to revise or update publicly any forward-looking statements for any reason, except as required by law.

© 2024 Salesforce, Inc.  All rights reserved.  Salesforce and other marks are trademarks of Salesforce, Inc.  Other brands featured herein may be trademarks of their respective owners.

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Salesforce, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

2	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenues:
Subscription and support	$8,764	$8,006	$17,349	$15,648
Professional services and other	561	597	1,109	1,202
Total revenues	9,325	8,603	18,458	16,850
Cost of revenues (1)(2):
Subscription and support	1,556	1,515	3,116	3,025
Professional services and other	603	598	1,205	1,213
Total cost of revenues	2,159	2,113	4,321	4,238
Gross profit	7,166	6,490	14,137	12,612
Operating expenses (1)(2):
Research and development	1,349	1,220	2,717	2,427
Sales and marketing	3,224	3,113	6,463	6,267
General and administrative	711	632	1,358	1,270
Restructuring	99	49	107	760
Total operating expenses	5,383	5,014	10,645	10,724
Income from operations	1,783	1,476	3,492	1,888
Losses on strategic investments, net	(37)	(29)	0	(170)
Other income	91	45	212	100
Income before provision for income taxes	1,837	1,492	3,704	1,818
Provision for income taxes	(408)	(225)	(742)	(352)
Net income	$1,429	$1,267	$2,962	$1,466
Basic net income per share	$1.48	$1.30	$3.06	$1.50
Diluted net income per share (3)	$1.47	$1.28	$3.03	$1.49
Shares used in computing basic net income per share	964	975	967	977
Shares used in computing diluted net income per share	973	986	979	987
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenues	$231	$250	$469	$498
Sales and marketing	223	222	446	445
(2)Amounts include stock-based compensation expense, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenues	$132	$112	$251	$215
Research and development	276	256	536	497
Sales and marketing	309	277	599	540
General and administrative	91	79	172	152
Restructuring	2	0	2	16
(3)During the three months ended July 31, 2024 and 2023, losses on strategic investments impacted GAAP diluted EPS by $(0.03) and $(0.02) based on a U.S. tax rate of 24.5% and non-GAAP diluted EPS by $(0.03) and $(0.02) based on a non-GAAP tax rate of 22.0% and 23.5%, respectively. During the six months ended July 31, 2024 and 2023, losses on strategic investments impacted GAAP diluted EPS by $0.00 and $(0.13) based on a U.S. tax rate of 24.5% and non-GAAP diluted EPS by $0.00 and $(0.13) based on a non-GAAP tax rate of 22.0% and 23.5%, respectively.

Salesforce, Inc.
Condensed Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenues:
Subscription and support	94%	93%	94%	93%
Professional services and other	6	7	6	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	17	18	17	18
Professional services and other	6	7	6	7
Total cost of revenues	23	25	23	25
Gross profit	77	75	77	75
Operating expenses (1)(2):
Research and development	14	14	15	14
Sales and marketing	35	36	35	37
General and administrative	8	7	7	8
Restructuring	1	1	1	5
Total operating expenses	58	58	58	64
Income from operations	19	17	19	11
Losses on strategic investments, net	0	0	0	(1)
Other income	1	0	1	1
Income before provision for income taxes	20	17	20	11
Provision for income taxes	(5)	(2)	(4)	(2)
Net income	15%	15%	16%	9%
(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenues	3%	3%	3%	3%
Sales and marketing	2	2	2	3

(2)Amounts include stock-based compensation expense as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenues	2%	1%	1%	1%
Research and development	3	3	3	3
Sales and marketing	3	3	3	3
General and administrative	1	1	1	1
Restructuring	0	0	0	0

Salesforce, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	July 31, 2024	January 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$7,682	$8,472
Marketable securities	4,954	5,722
Accounts receivable, net	5,391	11,414
Costs capitalized to obtain revenue contracts, net	1,851	1,905
Prepaid expenses and other current assets	1,984	1,561
Total current assets	21,862	29,074
Property and equipment, net	3,580	3,689
Operating lease right-of-use assets, net	2,130	2,366
Noncurrent costs capitalized to obtain revenue contracts, net	2,201	2,515
Strategic investments	5,017	4,848
Goodwill	48,941	48,620
Intangible assets acquired through business combinations, net	4,415	5,278
Deferred tax assets and other assets, net	4,034	3,433
Total assets	$92,180	$99,823
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$5,220	$6,111
Operating lease liabilities, current	559	518
Unearned revenue	15,222	19,003
Debt, current	0	999
Total current liabilities	21,001	26,631
Noncurrent debt	8,430	8,427
Noncurrent operating lease liabilities	2,404	2,644
Other noncurrent liabilities	2,712	2,475
Total liabilities	34,547	40,177
Stockholders’ equity:
Common stock	1	1
Treasury stock, at cost	(18,182)	(11,692)
Additional paid-in capital	62,143	59,841
Accumulated other comprehensive loss	(236)	(225)
Retained earnings	13,907	11,721
Total stockholders’ equity	57,633	59,646
Total liabilities and stockholders’ equity	$92,180	$99,823

Salesforce, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

2	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Operating activities:
Net income	$1,429	$1,267	$2,962	$1,466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (1)	907	890	1,786	2,144
Amortization of costs capitalized to obtain revenue contracts, net	526	476	1,043	946
Stock-based compensation expense	810	724	1,560	1,420
Losses on strategic investments, net	37	29	0	170
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(1,136)	(768)	6,026	5,355
Costs capitalized to obtain revenue contracts, net	(427)	(331)	(675)	(606)
Prepaid expenses and other current assets and other assets	(477)	(52)	(991)	(343)
Accounts payable and accrued expenses and other liabilities	220	(376)	(535)	(1,779)
Operating lease liabilities	(158)	(167)	(243)	(335)
Unearned revenue	(839)	(884)	(3,794)	(3,139)
Net cash provided by operating activities	892	808	7,139	5,299
Investing activities:
Business combinations, net of cash acquired	0	0	(338)	0
Purchases of strategic investments	(104)	(182)	(307)	(287)
Sales of strategic investments	52	13	105	22
Purchases of marketable securities	(550)	(1,798)	(3,802)	(2,166)
Sales of marketable securities	2,482	533	3,098	802
Maturities of marketable securities	898	462	1,534	1,247
Capital expenditures	(137)	(180)	(300)	(423)
Net cash provided by (used in) investing activities	2,641	(1,152)	(10)	(805)
Financing activities:
Repurchases of common stock	(4,335)	(1,949)	(6,468)	(4,003)
Proceeds from employee stock plans	202	362	735	811
Principal payments on financing obligations	(285)	(282)	(405)	(392)
Repayments of debt	(1,000)	(181)	(1,000)	(1,182)
Payments of dividends	(384)	0	(772)	0
Net cash used in financing activities	(5,802)	(2,050)	(7,910)	(4,766)
Effect of exchange rate changes	(7)	11	(9)	28
Net decrease in cash and cash equivalents	(2,276)	(2,383)	(790)	(244)
Cash and cash equivalents, beginning of period	9,958	9,155	8,472	7,016
Cash and cash equivalents, end of period	$7,682	$6,772	$7,682	$6,772
(1)    Includes amortization of intangible assets acquired through business combinations, depreciation of fixed assets and amortization and impairment of right-of-use assets.

Salesforce, Inc.
Additional Metrics
(Unaudited)
Supplemental Revenue Analysis
Remaining Performance Obligation
Remaining performance obligation ("RPO") represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. RPO is influenced by several factors, including seasonality, the timing of renewals, the timing of software license deliveries, average contract terms and foreign currency exchange rates. Remaining performance obligation is also impacted by acquisitions. Unbilled portions of RPO denominated in foreign currencies are revalued each period based on the period end exchange rates. The portion of RPO that is unbilled is not recorded on the condensed consolidated balance sheets.
RPO consisted of the following (in billions):

	Current	Noncurrent	Total
As of July 31, 2024	$26.5	$27.0	$53.5
As of April 30, 2024	26.4	27.5	53.9
As of January 31, 2024	27.6	29.3	56.9
As of October 31, 2023	23.9	24.4	48.3
As of July 31, 2023	24.1	22.5	46.6
Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Unearned revenue, beginning of period	$16,061	$15,121	$19,003	$17,376
Billings and other (1)	8,430	7,723	14,538	13,660
Contribution from contract asset	56	(4)	126	51
Revenue recognized over time	(8,852)	(8,178)	(17,423)	(16,015)
Revenue recognized at a point in time	(473)	(425)	(1,035)	(835)
Unearned revenue from business combinations	0	0	13	0
Unearned revenue, end of period	$15,222	$14,237	$15,222	$14,237
(1)     Other includes, for example, the impact of foreign currency translation.
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Sales	$2,071	$1,895	$4,069	$3,705
Service	2,257	2,049	4,439	4,013
Platform and Other	1,786	1,638	3,504	3,205
Marketing and Commerce	1,308	1,238	2,590	2,408
Integration and Analytics (1)	1,342	1,186	2,747	2,317
	$8,764	$8,006	$17,349	$15,648
(1) In the fourth quarter of fiscal 2024, the Company renamed the service offering previously referred to as Data to Integration and Analytics, which includes Mulesoft and Tableau.

Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Americas	$6,201	$5,769	$12,263	$11,251
Europe	2,184	1,974	4,329	3,925
Asia Pacific	940	860	1,866	1,674
	$9,325	$8,603	$18,458	$16,850
Constant Currency Growth Rates
Subscription and support revenues constant currency growth rates by the Company's service offerings were as follows:

	Three Months Ended July 31, 2024 Compared to Three Months Ended July 31, 2023	Three Months Ended April 30, 2024 Compared to Three Months Ended April 30, 2023	Three Months Ended July 31, 2023 Compared to Three Months Ended July 31, 2022
Sales	10%	11%	12%
Service	11%	11%	12%
Platform and Other	10%	10%	11%
Marketing and Commerce	7%	10%	10%
Integration and Analytics (1)	14%	25%	16%
(1) In the fourth quarter of fiscal 2024, the Company renamed the service offering previously referred to as Data to Integration and Analytics, which includes Mulesoft and Tableau.
Revenue constant currency growth rates by geographical region were as follows:

	Three Months Ended July 31, 2024 Compared to Three Months Ended July 31, 2023	Three Months Ended April 30, 2024 Compared to Three Months Ended April 30, 2023	Three Months Ended July 31, 2023 Compared to Three Months Ended July 31, 2022
Americas	8%	11%	10%
Europe	11%	9%	11%
Asia Pacific	16%	21%	24%
Total growth	9%	11%	11%
Current remaining performance obligation constant currency growth rates were as follows:

	July 31, 2024 Compared to July 31, 2023	April 30, 2024 Compared to April 30, 2023	July 31, 2023 Compared to July 31, 2022
Total growth	11%	10%	11%

Salesforce, Inc.
GAAP Results Reconciled to Non-GAAP Results
The following tables reflect selected GAAP results reconciled to Non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Non-GAAP income from operations
GAAP income from operations	$1,783	$1,476	$3,492	$1,888
Plus:
Amortization of purchased intangibles (1)	454	472	915	943
Stock-based compensation expense (2)(3)	808	724	1,558	1,404
Restructuring	99	49	107	760
Non-GAAP income from operations	$3,144	$2,721	$6,072	$4,995
Non-GAAP operating margin as a percentage of revenues
Total revenues	$9,325	$8,603	$18,458	$16,850
GAAP operating margin (4)	19.1%	17.2%	18.9%	11.2%
Non-GAAP operating margin (4)	33.7%	31.6%	32.9%	29.6%
Non-GAAP net income
GAAP net income	$1,429	$1,267	$2,962	$1,466
Plus:
Amortization of purchased intangibles (1)	454	472	915	943
Stock-based compensation expense (2)(3)	808	724	1,558	1,404
Restructuring	99	49	107	760
Income tax effects and adjustments	(295)	(418)	(640)	(805)
Non-GAAP net income	$2,495	$2,094	$4,902	$3,768

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Non-GAAP diluted net income per share
GAAP diluted net income per share	$1.47	$1.28	$3.03	$1.49
Plus:
Amortization of purchased intangibles (1)	0.47	0.48	0.93	0.96
Stock-based compensation expense (2)(3)	0.83	0.73	1.59	1.42
Restructuring	0.10	0.05	0.11	0.77
Income tax effects and adjustments	(0.31)	(0.42)	(0.65)	(0.82)
Non-GAAP diluted net income per share	$2.56	$2.12	$5.01	$3.82
Shares used in computing non-GAAP diluted net income per share	973	986	979	987

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenues	$231	$250	$469	$498
Sales and marketing	223	222	446	445
	$454	$472	$915	$943

(2)Stock-based compensation expense, excluding stock-based compensation expense related to restructuring, was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenues	$132	$112	$251	$215
Research and development	276	256	536	497
Sales and marketing	309	277	599	540
General and administrative	91	79	172	152
	$808	$724	$1,558	$1,404

(3)    Stock-based compensation expense included in the GAAP to non-GAAP reconciliation tables above excludes stock-based compensation expense related to restructuring activities for the three months ended July 31, 2024 and 2023 of $2 and $0 million, respectively, and for the six months ended July 31, 2024 and 2023 of $2 and $16 million, respectively, which are included in the restructuring line.

(4)    GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation expense and charges associated with the Company's restructuring activities.

Salesforce, Inc.
Computation of Basic and Diluted GAAP and Non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
GAAP Basic Net Income Per Share
Net income	$1,429	$1,267	$2,962	$1,466
Basic net income per share	$1.48	$1.30	$3.06	$1.50
Shares used in computing basic net income per share	964	975	967	977

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$2,495	$2,094	$4,902	$3,768
Non-GAAP basic net income per share	$2.59	$2.15	$5.07	$3.86
Shares used in computing non-GAAP basic net income per share	964	975	967	977

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
GAAP Diluted Net Income Per Share
Net income	$1,429	$1,267	$2,962	$1,466
Diluted net income per share (3)	$1.47	$1.28	$3.03	$1.49
Shares used in computing diluted net income per share	973	986	979	987

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$2,495	$2,094	$4,902	$3,768
Non-GAAP diluted net income per share	$2.56	$2.12	$5.01	$3.82
Shares used in computing non-GAAP diluted net income per share	973	986	979	987

Supplemental Cash Flow Information
Computation of Free Cash Flow, a Non-GAAP Measure
(in millions)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
GAAP net cash provided by operating activities	$892	$808	$7,139	$5,299
Capital expenditures	(137)	(180)	(300)	(423)
Free cash flow	$755	$628	$6,839	$4,876

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP net income per share, non-GAAP tax rates, free cash flow, constant currency revenue, constant currency subscription and support revenue growth rate and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the Company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP Operating Margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles and charges associated with the Company's restructuring activities. Non-GAAP net income per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, charges related to the Company's restructuring activities and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the Company’s long-term benefit over multiple periods.

As described above, the Company excludes or adjusts for the following in its non-GAAP results and guidance:

•Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation expense to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and, in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Restructuring: Restructuring charges are costs associated with a formal restructuring plan and may include employee notice period costs and severance payments, lease or contract termination costs, asset impairments, accelerated depreciation and amortization and other related expenses. The Company excludes these restructuring charges because they are distinct from ongoing operational costs and it does not believe they are reflective of current and expected future business performance and operating results.

•Gains (Losses) on Strategic Investments, net: The Company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the Company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods, including its guidance. Gains (Losses) on Strategic Investments, net, are included in its GAAP financial statements.

•Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based compensation expenses and the amortization of purchased intangibles. The projected rate also considers factors including the Company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. For fiscal 2024, the Company used a projected non-GAAP tax rate of 23.5%. For fiscal 2025, the Company uses a projected non-GAAP tax rate of 22.0%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix due to acquisition activity or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate.

The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present constant currency revenue growth rates, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to rather than the actual exchange rates in effect during that period. To present current remaining performance obligation growth rates on a constant currency basis, current remaining performance obligation balances in local currencies in previous comparable periods are converted using the United States dollar currency exchange rate as of the most recent balance sheet date.

The Company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures.